                                                                   EXHIBIT 11.3

                            PAGEMART WIRELESS, INC.


                                                                                 YTD ENDED JUNE 13, 1996
                                                                      --------------------------------------------
                                                                           NUMBER        PERCENT       EQUIVALENT
                                                                          OF SHARES    OUTSTANDING       SHARES
                                                                          ---------    -----------       ------

COMMON STOCK
   From Founders' Stock                                                    2,300,000       100.00%       2,300,000
   Stock Options Exercised                                                   537,414        99.47%         534,581
   Preferred Stock Converted to Common Stock                              15,310,943       100.00%      15,310,943
   1994 Common Stock Offerings                                            11,242,857       100.00%      11,242,857
   1995 Common Stock Offerings                                             4,323,874       100.00%       4,323,874
                                                                        ------------                  ------------
                                                                          33,715,088                    33,712,255

Adjustments to outstanding shares:
   Add Exercises for 6/13/95 - 6/13/96 at 100%                                              2,833
   Add Shares Issuable upon Exchange of Shares in
       PageMart Canada Holding                                                            714,286
   Add Weighted Average Grants Issued 6/13/95 -
       6/13/96                                                                            261,869
                                                                                          -------
Total adjustments to outstanding shares:                                                  978,988
                                                                                                      ------------
Weighted Average Shares Outstanding (as adjusted) at 6/13/96                                            34,691,243

6/13/96 Shares Weighted at 165 days                                                                     20,890,712

                                                                            JUNE 14 THROUGH SEPTEMBER 30, 1996
                                                                      --------------------------------------------
                                                                           NUMBER        PERCENT       EQUIVALENT
                                                                          OF SHARES    OUTSTANDING       SHARES
                                                                          ---------    -----------       ------
COMMON STOCK
   From Founders' Stock                                                    2,300,000       100.00%       2,300,000
   Stock Options Exercised                                                   553,164        99.63%         551,134
   Preferred Stock Converted to Common Stock                              15,310,943       100.00%      15,310,943
   1994 Common Stock Offerings                                            11,242,857       100.00%      11,242,857
   1995 Common Stock Offerings                                             4,323,874       100.00%       4,323,874
   1996 Common Stock Offering                                              6,000,000       100.00%       6,000,000
                                                                        ------------                  ------------
                                                                          39,730,838                    39,728,808

Weighted Average Shares Outstanding at 9/30/96                                                          39,728,808

9/30/96 Shares Weighted at 109 days                                                                     15,804,526

WEIGHTED AVERAGE OF SHARES OUTSTANDING at 6/13/96 and 9/30/96                                           36,695,238

NET LOSS                                                                                              ($35,733,000)

NET LOSS PER SHARE                                                                                          ($0.97)
                                                                                                      ============